Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

THIRD QUARTER 2017 RECORD RESULTS

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  October 25, 2017.  Amphenol Corporation (NYSE: APH) reported today record GAAP and Adjusted Diluted Earnings Per Share1 (EPS) for the third quarter 2017 of $0.88.  This compares to GAAP Diluted EPS of $0.71 for the comparable 2016 period.   GAAP Diluted EPS for the third quarter 2016 included a charge for acquisition-related transaction costs of $6 million ($0.02 per share).  Excluding the effect of this item, Adjusted Diluted EPS for the third quarter 2016 was $0.73.  Sales for the third quarter of 2017 were a record $1.841 billion compared to $1.636 billion for the comparable 2016 period. Currency translation had the effect of increasing sales by approximately $13 million in the third quarter of 2017 compared to the 2016 period.

For the nine months ended September 30, 2017, GAAP Diluted EPS was $2.39, compared to $1.86 for the comparable 2016 period.  The 2017 and 2016 periods include charges for acquisition-related costs of approximately $4 million ($0.01 per share) and $37 million ($0.11 per share), respectively.  Excluding the effect of these items, Adjusted Diluted EPS for the nine months ended September 30, 2017 and 2016 was $2.40 and $1.97, respectively.  Sales for the nine months ended September 30, 2017 were $5.067 billion compared to $4.635 billion for the 2016 period.  Currency translation had the effect of decreasing sales by approximately $23 million for the first nine months of 2017 compared to the 2016 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are extremely pleased to close the third quarter 2017 well above the high end of our guidance, with record sales as well as record GAAP and Adjusted Diluted EPS in the quarter of $1.841 billion and $0.88, respectively.  We achieved these record results amidst an environment of continued geopolitical and economic policy uncertainty.   Compared to the third quarter 2016, sales increased a strong 13%, reflecting diversified growth across the Company’s markets including industrial, automotive, mobile devices, military, broadband, commercial air, as well as IT and data communications.  Our excellent performance was driven by organic growth as well as through the Company’s successful acquisition program.  GAAP and Adjusted Diluted EPS grew by 24% and 21%, respectively, in the quarter compared to the third quarter of 2016.  This earnings growth was driven by our strong operating results, as reflected in the Company’s achievement of an Operating Margin of 20.5% in the third quarter 2017, as well as a lower than expected effective tax rate due to the tax benefit from the Company’s stock compensation program.  I am very proud of our organization as we continue to execute extremely well.”

In addition to the strong operating results, the Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  This includes the purchase during the third quarter of 2.0 million shares of the Company’s stock under our $1 billion two-year open market stock repurchase plan, bringing total repurchases under the plan to approximately 7.7 million shares, or $556 million.”

“There remains uncertainty related to potential government policy changes as well as the overall geopolitical climate.  Considering this environment and based on current currency exchange rates, we expect fourth quarter 2017 sales in the range of $1.760 billion to $1.800 billion and GAAP and Adjusted Diluted EPS in the range of $0.79 to $0.81.  For the full year 2017, we now expect to achieve sales in the range of $6.828 billion to $6.868 billion, an increase over 2016 of 9%.  We also expect GAAP Diluted EPS of $3.18 to $3.20, an increase of 22% to 23% over 2016 and an Adjusted Diluted EPS of $3.19 to $3.21, an increase of 17% to 18% over 2016.  Our current full year guidance now reflects an effective tax rate of approximately 23%.  This compares to our prior full year 2017 guidance of $6.620 billion to $6.700 billion in sales and GAAP Diluted EPS of $3.05 to $3.09 and Adjusted Diluted EPS of $3.06 to $3.10, which reflected a full year effective tax rate of approximately 23% to 24%.”

“The electronics revolution continues to create exciting, long-term growth opportunities for Amphenol.  We remain very confident for the future, with new applications and higher performance requirements driving increased demand for our broadened range of high technology products across all of our diversified end markets.  Our ongoing actions to strengthen our competitive advantages and build sustained financial strength, as well as our initiatives to expand our high technology product offering both organically and through our successful acquisition program, have created an excellent base for future performance.  I am confident in the ability of our outstanding management team to dynamically adjust to the constantly changing environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) Wednesday, October 25, 2017.  The toll free dial-in number to participate in this call is 888-455-0949; International dial-in number is 773-799-3973; Passcode:  LAMPO.  There will be a replay available until 10:59 PM (EST) on Saturday, November 25, 2017.  The replay numbers are toll free 800-391-9853; International toll number is 203-369-3269; Passcode: 7183.

A live broadcast as well as a replay will also be available on the Internet at http://www.amphenol.com/investors/webcasts.php.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release contains certain statements that are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to the Company’s expectations regarding fourth quarter and full year 2017 sales and diluted EPS, are forward-looking statements.  Forward-looking statements are based on our management’s current beliefs, expectations and assumptions and on information currently available to our management.  Forward-looking statements may be identified through the use of terms such as “expect”, “may”, “will”, “should”, “intend”, “plan”, “guidance” and/or other similar expressions generally intended to identify forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements.  Factors that might cause or contribute to a material difference include, but are not limited to, governmental, political, economic, end market, competitive, technological, acquisition-related, cybersecurity and foreign currency-related risk factors that may affect the Company’s operations, products, markets, customers and prices.  Details regarding various significant risks and uncertainties that may affect our operating and financial performance can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other Company filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to cause actual results to differ materially from those contained in any forward-looking statements we may make and affect our operating and financial performance.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Forward-looking diluted EPS included in our fourth quarter and full year 2017 guidance assumes that the Company will not have, in either period, any additional income or expense that is not directly related to the Company’s operating performance during such periods.  Further details regarding these types of income and expenses are provided below under the heading “Non-GAAP Financial Measures.”  To the extent the Company has any such income or expense in such periods that is not directly related to the Company’s operating performance, then the Company’s forward-looking diluted EPS expectations for the fourth quarter and/or full year 2017 will be adjusted to exclude such income or expense.  Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to revise or update these statements whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded in the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1  All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$1,840.8	$1,635.9	$5,067.4	$4,635.3

Cost of sales	1,234.7	1,098.6	3,392.8	3,141.3

Gross profit	606.1	537.3	1,674.6	1,494.0

Acquisition-related expenses	—	6.3	4.0	36.6

Selling, general and administrative expenses	228.2	204.7	642.4	591.3

Operating income	377.9	326.3	1,028.2	866.1

Interest expense	(24.6)	(18.1)	(67.3)	(54.2)
Other income, net	5.1	2.3	12.9	5.0

Income before income taxes	358.4	310.5	973.8	816.9

Provision for income taxes	(78.1)	(83.4)	(212.7)	(222.6)

Net income	280.3	227.1	761.1	594.3
Less: Net income attributable to noncontrolling interests	(2.8)	(2.8)	(7.2)	(6.8)

Net income attributable to Amphenol Corporation	$277.5	$224.3	$753.9	$587.5

Net income per common share - Basic	$0.91	$0.73	$2.47	$1.91

Weighted average common shares outstanding - Basic	305.0	308.9	305.8	308.3

Net income per common share - Diluted (1) (2)	$0.88	$0.71	$2.39	$1.86

Weighted average common shares outstanding - Diluted	315.7	315.7	316.1	315.1

Dividends declared per common share	$0.19	$0.14	$0.51	$0.42

Note 1     Earnings per share for the nine months ended September 30, 2017 included acquisition-related expenses of $4.0 million ($3.7 million after-tax) or $0.01 per share.  Excluding this effect, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $2.40 for the nine months ended September 30, 2017.

Note 2     Earnings per share for the three and nine months ended September 30, 2016 included acquisition-related expenses of $6.3 million ($5.8 million after-tax) or $0.02 per share, and $36.6 million ($33.1 million after-tax) or $0.11 per share, respectively.  Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.73 and $1.97 for the three and nine months ended September 30, 2016, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2017	2016
ASSETS

Current Assets:
Cash and cash equivalents	$1,452.2	$1,034.6
Short-term investments	37.4	138.6
Total cash, cash equivalents and short-term investments	1,489.6	1,173.2
Accounts receivable, less allowance for doubtful accounts of $19.4 and $23.6, respectively	1,575.5	1,349.3
Inventories	1,098.2	928.9
Other current assets	189.6	139.8

Total current assets	4,352.9	3,591.2

Property, plant and equipment, less accumulated depreciation of $1,156.4 and $1,007.2, respectively	790.1	711.4
Goodwill	3,969.3	3,678.8
Intangibles, net and other long-term assets	496.5	517.3

	$9,608.8	$8,498.7

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$826.8	$678.2
Accrued salaries, wages and employee benefits	143.4	131.8
Accrued income taxes	102.0	125.1
Other accrued expenses	302.5	275.6
Accrued dividends	57.9	49.3
Current portion of long-term debt	1.1	375.2

Total current liabilities	1,433.7	1,635.2

Long-term debt, less current portion	3,559.7	2,635.5
Accrued pension and postretirement benefit obligations	285.0	288.4
Other long-term liabilities	221.1	216.5

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,187.8	1,020.9
Retained earnings	3,165.3	3,122.7
Accumulated other comprehensive loss	(286.2)	(469.0)

Total shareholders' equity attributable to Amphenol Corporation	4,067.2	3,674.9

Noncontrolling interests	42.1	48.2

Total equity	4,109.3	3,723.1

	$9,608.8	$8,498.7

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Nine Months Ended
	September 30,
	2017	2016
Cash from operating activities:
Net income	$761.1	$594.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	168.5	163.6
Stock-based compensation expense	37.1	35.5
Excess tax benefits from stock-based compensation payment arrangements	—	(33.2)
Net change in components of working capital	(252.8)	(27.4)
Net change in other long-term assets and liabilities	2.5	(4.1)

Net cash provided by operating activities	716.4	728.7

Cash from investing activities:
Capital expenditures	(155.8)	(136.3)
Proceeds from disposals of property, plant and equipment	2.0	4.0
Purchases of short-term investments	(36.1)	(173.3)
Sales and maturities of short-term investments	140.4	33.3
Acquisitions, net of cash acquired	(243.5)	(1,272.6)

Net cash used in investing activities	(293.0)	(1,544.9)

Cash from financing activities:
Proceeds from issuance of senior notes, net	749.3	—
Repayments of long-term debt	(375.0)	—
Borrowings under commercial paper program, net	173.6	145.8
Payment of costs related to debt financing	(5.2)	(3.0)
Proceeds from exercise of stock options	134.4	120.8
Excess tax benefits from stock-based compensation payment arrangements	—	33.2
Distributions to and purchases of noncontrolling interests	(22.1)	(5.8)
Purchase and retirement of treasury stock	(555.6)	(229.6)
Dividend payments	(147.1)	(129.4)

Net cash used in financing activities	(47.7)	(68.0)

Effect of exchange rate changes on cash and cash equivalents	41.9	0.6

Net change in cash and cash equivalents	417.6	(883.6)

Cash and cash equivalents balance, beginning of period	1,034.6	1,737.2

Cash and cash equivalents balance, end of period	$1,452.2	$853.6

Cash paid for:
Interest	$78.0	$65.2
Income taxes	244.1	192.4

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales:
Interconnect Products and Assemblies	$1,731.5	$1,543.2	$4,754.3	$4,366.9
Cable Products and Solutions	109.3	92.7	313.1	268.4
Consolidated Net sales	$1,840.8	$1,635.9	$5,067.4	$4,635.3

Operating income:
Interconnect Products and Assemblies	$388.3	$342.0	$1,060.8	$932.2
Cable Products and Solutions	14.3	13.8	44.0	38.6
Stock-based compensation expense	(12.6)	(12.2)	(37.1)	(35.5)
Other operating expenses	(12.1)	(11.0)	(35.5)	(32.6)
Acquisition-related expenses	—	(6.3)	(4.0)	(36.6)
Consolidated Operating income	$377.9	$326.3	$1,028.2	$866.1

Operating margin (%):
Interconnect Products and Assemblies	22.4%	22.2%	22.3%	21.3%
Cable Products and Solutions	13.1%	14.9%	14.0%	14.4%
Stock-based compensation expense	-0.7%	-0.7%	-0.7%	-0.8%
Other operating expenses	-0.7%	-0.7%	-0.7%	-0.7%
Acquisition-related expenses	0.0%	-0.4%	-0.1%	-0.8%
Consolidated Operating margin (%)	20.5%	19.9%	20.3%	18.7%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded in the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, specifically related to Operating Income, Operating Margin, Net Income attributable to Amphenol Corporation, and Diluted earnings per share (Diluted EPS) for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30,
	2017				2016
			Net Income				Net Income
			attributable				attributable
	Operating	Operating	to Amphenol	Diluted	Operating	Operating	to Amphenol	Diluted
	Income	Margin	Corporation	EPS	Income	Margin	Corporation	EPS
Reported (GAAP)	$377.9	20.5%	$277.5	$0.88	$326.3	19.9%	$224.3	$0.71
Acquisition-related expenses	-	-	-	-	6.3	0.4	5.8	0.02
Adjusted (non-GAAP) (1)	$377.9	20.5%	$277.5	$0.88	$332.6	20.3%	$230.1	$0.73

	Nine Months Ended September 30,
	2017				2016
			Net Income				Net Income
			attributable				attributable
	Operating	Operating	to Amphenol	Diluted	Operating	Operating	to Amphenol	Diluted
	Income	Margin	Corporation	EPS	Income	Margin	Corporation	EPS
Reported (GAAP)	$1,028.2	20.3%	$753.9	$2.39	$866.1	18.7%	$587.5	$1.86
Acquisition-related expenses	4.0	0.1	3.7	0.01	36.6	0.8	33.1	0.11
Adjusted (non-GAAP) (1)	$1,032.2	20.4%	$757.6	$2.40	$902.7	19.5%	$620.6	$1.97

(1)	Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, and Adjusted Diluted EPS are non-GAAP financial measures and are defined as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation  (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their related tax effects, that are not directly related to the Company's operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported or as forecasted in accordance with U.S. GAAP), excluding income and expenses and their related tax effects, that are not directly related to the Company's operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES – GUIDANCE

(Unaudited)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded in the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (EPS) to non-GAAP Adjusted Diluted EPS for both the fourth quarter 2017 and the full year 2017:

GUIDANCE (1)
	FOURTH QUARTER 2017	FULL YEAR 2017

Diluted EPS (GAAP)	$0.79 - $0.81	$3.18 - $3.20

Acquisition-related expenses, net of tax	-	$0.01

Adjusted Diluted EPS (non-GAAP)	$0.79 - $0.81	$3.19 - $3.21

(1)

Forward-looking Adjusted Diluted EPS included in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance.  The Company includes such items in its guidance only to the extent that such items have either: 1) already been reflected in periods reported and are therefore included in the forward-looking full-year period, or 2) the Company reasonably expects to record them in the forward-looking periods presented and such amounts are estimable.  As the Company has not identified any estimable items in the forward-looking periods presented, the reconciling item shown above for the 2017 guidance only reflects the impact of the acquisition-related expenses, net of tax, that were incurred during the nine months ended September 30, 2017.